UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2017, the Board of Directors of Prudential Financial, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated By-Laws, effective immediately. The amendments implement “net long” share ownership and other requirements for shareholders to request a special meeting. The amendments also require shareholders to furnish security ownership information and meet other requirements in connection with providing advance notice of shareholder meeting proposals and director nominations. These new provisions are consistent with the requirements applicable to shareholders wishing to nominate a director for election under the Company’s previously adopted proxy access by-law.

In addition, the amendments reduce the maximum size of the Board from 24 to 15 directors, consistent with both the Board’s current size and the 10-15 director range set forth in the Company’s Corporate Governance Principles and Practices. Other changes include administrative updates related to the adjournment of meetings, action by written consent, director compensation, electronic notice and employee indemnification.

The foregoing description of the Company’s Amended and Restated By-Laws is qualified in all respects by reference to the text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Prudential Financial, Inc., effective November 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2017

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran
Name:	Margaret M. Foran
Title:	Chief Governance Officer, Senior Vice President and Corporate Secretary